Registration No. 333-111163



As filed with the Securities and Exchange Commission on January 28, 2004
                                                        ----------------


                          UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549


                         POST EFFECTIVE
                         AMENDMENT NO. 1

                              TO

                            FORM S-3


     REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                         PACIFIC CMA, INC.
     ------------------------------------------------------
     (Exact Name of Registrant as specified in its Charter)


           Colorado                                84-1475073
--------------------------------               ----------------------
(State  or other jurisdiction of                 (I.R.S. Employer
 incorporation or organization)                Identification Number)


               1350 Avenue of the Americas, Suite 3100
                     New York, New York 10019
                            (212) 247-0049
   ----------------------------------------------------------------
          (Address, including Zip Code, and Telephone Number, including Area Code of Registrant's Principal Executive Offices)

                        Henrik M. Christensen
               1350 Avenue of the Americas, Suite 3100
                     New York, New York 10019
                            (212) 247-0049
   ----------------------------------------------------------------
    (Name, Address, including Zip Code, and Telephone Number, including Area Code of Agent for Service)

                           Copies to:
                    Lawrence G. Nusbaum, Esq.
                       Robert Perez, Esq.
                  Gusrae, Kaplan & Bruno, PLLC
                   120 Wall Street, 11th Floor
                    New York, New York 10005
                      Voice: (212) 269-1400
                       Fax: (212) 809-5449

   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC

        From time to time after the effective date of this
                      Registration Statement


     If the only securities being registered on this Form are to be offered pursuant to a dividend or interest reinvestment plan, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b), under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
[ ]

     If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]




      The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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                                 ii

      The information in this Prospectus is not complete and may be changed. The Selling Shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted or legal.


         Subject To Completion, Dated January 28, 2004

                   ---------------------------

                           PROSPECTUS

                   ---------------------------

                        2,199,695 SHARES

                        PACIFIC CMA, INC.

                          COMMON STOCK

                   ---------------------------


      The persons listed in this Prospectus under "Selling Shareholders" may offer and sell from time to time up to an aggregate of 2,199,695 shares of our common stock that they have acquired or will acquire from us, including those shares that may be acquired upon exercise of warrants granted by us. Information on the Selling Shareholders, and the times and manner in which they may offer and sell shares of our common stock, is provided under "Selling Shareholders" and "Plan of Distribution" in this Prospectus.


     We will not receive any proceeds from the sale of the common stock by the Selling Shareholders. We will bear the costs and expenses of registering the common stock offered by the Selling Shareholders. Selling commissions, brokerage fees, and applicable transfer taxes are payable by the Selling Shareholders.


      Our  common stock is listed on the American Stock  Exchange
("AMEX")  under  the symbol "PAM."  On January 26, 2004, the last reported  sale price for our common stock on the AMEX  was  $1.90 per share.


      BEFORE PURCHASING ANY OF THE SHARES COVERED BY THIS PROSPECTUS, CAREFULLY READ AND CONSIDER THE RISK FACTORS INCLUDED IN THE SECTION ENTITLED "RISK FACTORS" BEGINNING ON PAGE 12. YOU SHOULD BE PREPARED TO ACCEPT ANY AND ALL OF THE RISKS ASSOCIATED WITH PURCHASING THE SHARES, INCLUDING A LOSS OF ALL OF YOUR INVESTMENT.


     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE
SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


        The date of this Prospectus is January 9, 2004
                 As amended on January __, 2004

                        TABLE OF CONTENTS
                        -----------------
                                                             Page
                                                             ----

A NOTE ABOUT FORWARD-LOOKING STATEMENTS.....................   3
PROSPECTUS SUMMARY..........................................   4
RISK FACTORS................................................   9
USE OF PROCEEDS.............................................  20
SELLING SHAREHOLDERS........................................  21
PLAN OF DISTRIBUTION........................................  23
LEGAL MATTERS...............................................  25
EXPERTS.....................................................  25
WHERE CAN YOU FIND MORE INFORMATION.........................  25
DOCUMENTS INCORPORATED BY REFERENCE.........................  26
COMMISSION'S POSITION ON INDEMNIFICATION....................  27

      You should rely only on the information contained in this Prospectus. We have not authorized any other person to provide you with information different from that contained in this Prospectus. The information contained in this Prospectus is complete and accurate only as of the date on the front cover page of this Prospectus, regardless of the time of delivery of this Prospectus or the sale of any common stock. The Prospectus is not an offer to sell, nor is it an offer to buy, our common stock in any jurisdiction in which the offer or sale is not permitted.

      We have not taken any action to permit a public offering of our shares of common stock outside of the United States or to permit the possession or distribution of this Prospectus outside of the United States. Persons outside of the United States who came into possession of this Prospectus must inform themselves about and observe any restrictions relating to the offering of the shares of common stock and the distribution of this Prospectus outside of the United States.

             A NOTE ABOUT FORWARD-LOOKING STATEMENTS

      This Prospectus and the documents incorporated by reference into it contain forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, such as statements relating to our financial condition, results of operations, plans, objectives, future performance and business operations. These statements relate to expectations concerning matters that are not historical fact. Accordingly, statements that are based on management's projections, estimates, assumptions, and judgments are forward-looking statements. These forward-looking statements are typically identified by words or phrases such as "believes," "expects," "anticipates," "plans," "estimates," "approximately," "intend," and other similar words and phrases, or future or conditional verbs such as "should," "would," "could," and "may." These forward-looking statements are based largely on our current expectations, assumptions, estimates, judgments, and projections about our business and our industry, and they involve inherent risks and uncertainties. Although we believe our expectations are based on reasonable assumptions, judgments, and estimates, forward-looking statements involve known and unknown risks, uncertainties, contingencies, and other factors that could cause our or our industry's actual results, level of activity, performance or achievement to differ materially from those discussed in or implied by any forward-looking statements made by or on behalf of Pacific CMA, Inc. and could cause our financial condition, results of operations, or cash flows to be materially adversely affected. In evaluating these statements, some of the factors that you should consider include those described under "Risk Factors" and elsewhere in this Prospectus or incorporated herein by reference.


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                                 3

                       PROSPECTUS SUMMARY

                           The Company
                           -----------

Background
----------

      Pacific CMA, Inc. ("us," "our," "we," the "Company" or "Pacific") is a global, non-asset based logistics/freight forwarder providing supply chain logistics services. We coordinate the shipping and the storage of raw materials, supplies, components and finished goods by air, sea, river, rail and road. We are capable of handling all types of cargo including garments on hangers, refrigerated cargo, hazardous materials as well as perishable goods. We derive most of our revenue from airfreight and ocean freight forwarding services for which we are paid on a transactional basis.

      As  of  December  1, 2003, we maintained approximately  128 cargo agents located in 68 countries and 161 cities serving major gateways worldwide.

      Our current business was formed from a base of two freight forwarders, AGI Logistics (HK) Ltd. and Airgate International Corp. ("Airgate") which were acquired in 2000 and 2002, respectively. Our business is managed from our principal support group in New York and Hong Kong.

General
-------

      We do not own or operate any aircraft, ships, river barges or railroads, instead using commercial freight air carriers, ships, river barges and railroads to provide the transportation services for freight forwarding. Normally we arrange to pick up, or arrange for the pick up of a shipment at the customer's location and deliver it directly to the commercial carrier. The commercial carrier delivers it to the selected destination airport, shipping warehouse, ship, or railway station. We then pick up the shipment and deliver it or have it delivered to the recipient's location.

      Although capable of handling packages and shipments of any size, we focus primarily on large shipments of equipment or materials weighing over 100 kilograms. As a result of the size of our average shipment and the fact that we are a non-asset based logistics provider, we do not generally compete with overnight courier or expedited small package companies such as Federal Express Corporation, United Parcel Service of America, Inc. or the local postal service.

     Our revenue is derived from our freight forwarding services, from the rates that we charge our customers for the movement of their freight from origin to destination. The carrier's contract is with us, not with our customers. We are responsible for the payment of the carrier's charges and we are legally responsible for the shipment of the goods and for any claims for damage to the goods while in transit. In most cases, we receive reimbursement from the carriers for the claims. Since many shippers do not carry insurance sufficient to cover all losses in the event of total loss, we also carry insurance to cover any unreimbursed claims for goods lost or destroyed. Gross revenue represents the total dollar value of services we sell to our customers.

      Our costs of transportation, products and handling include the direct cost of transportation, including tracking, rail, ocean, air and other costs. We frequently commit to space with shippers prior to receiving committed orders from our customers. We act principally as a service provider to add value and expertise in the procurement and execution of these services for our customers. Our gross profits (gross revenues less the direct costs of transportation, products, and handling) are the primary indicator of our ability to source, add value and resell services and products that are provided by third parties. Generally freight forwarders are compensated on a transactional basis for the movement of goods and related services which arise from the services they provide to customers.

      We also derive commission income from our cargo agents, but this is not a significant source of our revenue.

       We are members of the International Air Transport Association, Hong Kong Association of Freight Forwarding Agents Ltd., and an associated member of the International Federation of Freight Forwarders Association and have two main operational offices -- one in New York and one in Hong Kong.

      Agency offices are owned and operated by independent business owners who enter into agency agreements with us. These cargo agents, among other things:

     * Collect freight on behalf of us and send it to the United States and Hong Kong as appropriate;

     *    Provide sales and marketing support;

     *    Deal   with   break-bulk,  (i.e.,   consolidation   and
          deconsolidation)    of   various   shipments,   customs
          brokerage and clearance, local delivery services; and

     * Handle routing of orders from an overseas country to the United States, China and Hong Kong.

     We provide these agency offices with the following services, among others:

     * Handle export cargo from the United States, China and Hong Kong;

     * Provide local pick up and transshipment via Hong Kong rail/sea/air terminals and from origins in the United
          States;

     *    Handle import cargo from overseas;

     *    Deal  with  break-bulk,   documentation,   and  customs
          brokerage and clearance; and

     *    Provide warehousing and storage.

      Our branch offices in Chicago, Shanghai, Yantian, Futian, Hong Kong airport and Guangzhou are responsible for providing a number of services. Their primary function is to provide sales and customer service in a specified market or airport city. Branch offices utilize our billing and accounting software, which allows each branch office to transmit customer billing and account information to our administrative offices for billing to the customer.

The  difference  between Pacific and other  United  States  based logistics forwarders.
-----------------------------------------------------------------

Pacific,  as  a  freight forwarder, is distinguished  from  other
United States based logistics forwarder in the following ways:


1.    Credit Risk
      -----------

      In the United States, it is standard practice for importers on the East Coast of the United States to expect thirty (30) days from the time cargo has been delivered before invoices are due. On the West Coast of the United States, payments are made prior to the delivery of the goods. Because the vast majority of our business is to the East Coast of the United States, we maintain tight credit controls and monitor the receivables from our customers very carefully.

      The majority of United States freight forwarders are non-asset based companies and as other non-assets based businesses, find it difficult to obtain financing from banks and therefore often have liquidity problems. This, in turn, often results in delayed remittance to their overseas cargo agents, and it is not uncommon that payments are delayed for more than ninety
(90) days, forcing us to finance them. This clearly presents freight forwarders with significant liquidity challenges and requires us to seek bank lines to finance our receivables. We also face the problem. Most freight charges are incurred and paid in Asia. This also increases our risk (in addition to the risk we already bear because we have paid carriers in advance) as not only do we have the risk that the importer in the United States will not pay us, but we also have the risk of non-payment by the cargo agent. This occurs if the importer pays our United States cargo agent who does not remit our portion on a timely basis.

2.    Inventories Risk
      ----------------

Substantially all of our shipping costs are incurred under "space contracts."
-----------------------------------------------------------------

      As of September 30, 2003, we had bank facilities of approximately $7 million from various banks, which are used more or less exclusively to buy space from air and sea carriers, as we have to pay the carriers promptly to ensure our ability to operate.

      One of the banking facilities provides bank guarantees to certain carriers. These guarantees are similar to letters of credit issued on our behalf to shippers to assure the payment of minimum space commitments. We pay interest on the notional amounts of the guarantees.

      Unlike other United States logistics companies, we bear a high amount of inventory risks. We have to pay not only for the guarantees we have to put up to carriers, but we also have to pay the carrier even if we do not have any cargo, as we have guaranteed to pay for an agreed amount of cargo space every week. We are not able to ask our customers to make these guarantees and, accordingly, we assume all of the risks.

      One of our operating subsidiaries, AGI Logistics (HK) Ltd, is based at the world's busiest sea freight port and also the busiest airport and it is rather unique to other cities anywhere in the world, as the demand for space is usually greater than the supply. This makes it unique in the sense that without space contracts it would be nearly impossible to operate competitively, and it would be nearly impossible to get space.

      In Hong Kong, we also have what is classified as "Peak Season" where both sea freight and airfreight rates increase drastically, due to even tighter supply of space. If we did not have space contracts, it would be virtually impossible for us to get space from any airline or shipping line, and the rates would be a lot higher.

     We derive significant revenue from consolidation of cargo on airline pallets. We always seek to build a perfect mix of light and heavy cargo which ensures the weight capacity as well as the cubic capacity is used to the maximum.

      We also receive cargo from other freight forwarders that do not have their own space allocation and co-load with us. If we do not have enough cargo to fill the containers, our sales staff contacts other freight forwarders asking for cargo. On the other hand, when we do not have enough space for the cargo delivered to our warehouses, we will buy a pallet space from another freight forwarder and then load our cargo in the pallet and ship the pallet to our office in the United States or to one of our cargo agents elsewhere in the world.

      For sea freight, we also commit and guarantee to ship a certain number of sea freight containers with a specific shipping line and negotiate a contract price. The more containers we have in the contract, the more competitive the price will be. If we do not ship the contracted numbers of containers, we will be charged a penalty for "dead" freight. Sea freight is often in full container loads, but we also consolidate containers with smaller consignments and "build" container loads to major gateways across the world.


      One of our major subsidiaries, AGI Logistics (HK) Ltd. is located in Hong Kong, which is different from any other port or airport, as it takes many years to receive an allocation of space from an airline or shipping line. It is a constant task negotiating for additional space with carriers, as the more contracted space we have, the lower the price we pay to the carrier. To buy space on the open market or from an Airline Appointed Agent, is much more expensive. Sometimes we are required to pay a higher price, but we are unable to pass the rate increase onto our customers, and we must move the cargo at a loss, if we want to retain the customer.


      We also charter aircraft when it is impossible to get extra or enough space from an airline. This poses a very high risk to us, as the time is very short and we have to make sure we can get enough business to fill up the charter aircraft. Considering that chartering a Boeing 747 can cost between $350,000 to $700,000 for a flight between Hong Kong and any United States city, depending on the season, we do run a very high risk, but ultimately, it is the business skill of being able to predict the amount of business that we are likely to get for that week that determines if a particular charter flight will be profitable. To charter a flight, we are required to pay in full when signing the agreement.

      Losses from having to absorb committed space without having goods to ship has not been significant. We believe this is primarily due to three factors:

      * We are good businessmen. If we routinely incurred such losses we would be out of business. We believe our business acumen is good at gauging customer demand and availability of goods.

      * The uniqueness of Hong Kong as our main place of business and the fact that demand for shipping space exceeds supply; and

      * Our arrangements with others in the freight forwarding business to absorb our excess capacity. Many Hong Kong freight forwarders do not purchase guaranteed aircraft space and if we have excess space, we are able to re-sell our excess space allotments.

3.    Cargo Risk / Insurance Risk
      ---------------------------

      Unlike other United States based logistics forwarders, Pacific has freight forwarders' liability insurance that covers us against customer claims. We accept responsibility for the safe delivery of cargo and will be held responsible and incur losses if anything goes wrong. We are also responsible for damages to cargo caused by our staff, and carry insurance that covers a loss up to a maximum of $250,000.

      The three factors described above are the reasons that we are different from United States based freight forwarders.


      We are a Colorado corporation with our principal offices located at 153-04 Rockaway Boulevard, Jamaica, New York 11434,
Tele:  (718)  949-9700 and Unit D, 11/F, Garment Centre,  576-586
Castle  Peak  Road,  Cheung  Sha Wan, Kowloon,  Hong  Kong,  Tel:
011-852-2953-0288.   We  also maintain an  office located at 1350
Avenue of the  Americas,  Suite 3100, New York,  New York  10019,
Telephone: (212) 247-0049.  Our web sites are: www.PacificCMA.com,
www.agihk.com   and  www.airgatecorp.com.   Information  on   our
website does not constitute part of this Prospectus.


Recent Developments
-------------------

      On or about November 7, 2003 we issued an aggregate of 1,950,000 restricted shares of our common stock to a non-officer employee and persons who are to join the staff of two of our subsidiaries in consideration of their current and anticipated employment, as the case may be, with the respective subsidiaries for the period of time from January 1, 2004 to December 31, 2008.


      On December 5, 2003, the shares of our common stock commenced trading on the AMEX under the trading symbol "PAM."
Prior thereto, shares of our common stock were quoted on the Over-the-Counter Bulletin Board under the symbol "PCCM."

      On November 18, 2003 we completed a private offering of our securities and issued shares of common stock and common stock purchase warrants in connection with that offering and otherwise.
See "Selling Shareholders."

                          RISK FACTORS

     You should carefully review and consider the following risks as well as all other information contained in this Prospectus or incorporated herein by reference, including our consolidated financial statements and the notes to those statements, before you decide to purchase our common stock. The following risks and uncertainties are not the only ones facing us. Additional risks and uncertainties of which we are currently unaware or which we believe are not material also could materially adversely affect our business, financial condition, results of operations, or cash flows. In any case, the value of our common stock could decline, and you could lose all or a portion of your investment. To the extent any of the information contained in this Prospectus constitutes forward-looking information, the risk factors set forth below are cautionary statements identifying important factors that could cause our actual results for various financial reporting periods to differ materially from those expressed in any forward-looking statements made by or on behalf of Pacific and could materially adversely affect our financial condition, results of operations or cash flows. See also, "A Note About Forward-Looking Statements."


        Certain Risks Related to Operating an Investment
           Business Particularly in Hong Kong and the
              Peoples Republic of China ("China")
        ------------------------------------------------

We  are  subject  to international economic and political  risks, over which we have little or no control.
-----------------------------------------------------------------


      A significant portion of our business is providing services between continents, particularly between North America and Asia. Further, a significant subsidiary, AGI Logistics (HK) Ltd., conducts operations in the Far East, including China and Hong Kong. Doing business outside the United States subjects us to various risks, including changing economic and political conditions, major work stoppages, exchange controls, currency fluctuations, armed conflicts and unexpected changes in United States and foreign laws relating to tariffs, trade restrictions, transportation regulations, foreign investments and taxation. We have no control over most of these risks and may be unable to anticipate changes in international economic and political conditions and, therefore, unable to alter our business practice in time to avoid the adverse effect of any of these changes.


We may be unable to adapt to the challenges posed by competing in a changing international environment.
-----------------------------------------------------------------

      Doing business outside the United States subjects us to various challenges. See "-We are subject to international economic and political risks over which we have little or no control." We have no control over most of these challenges and may be unable to anticipate and/or adapt to changes in international economic and political conditions and, therefore, may be unable to avoid the adverse effect of any of these changes.


The  political  uncertainty  in Hong  Kong  and  China  makes  it difficult to develop any long range business planning.
-----------------------------------------------------------------

      The transition of Hong Kong's governance from Great Britain to China has resulted in uncertainty regarding the extent to which China intends to impose and enforce its laws and business practices in Hong Kong. In addition, China itself is just beginning to open its doors to foreign businesses and private ownership of companies and businesses within China. There is no guarantee that China will continue these progressive reforms or that they will keep the ones they have. Further, there is no guarantee that China will permit Hong Kong to continue as a semi-independent entity. AGI Logistics (HK) Ltd. relies heavily on business to and from China and Hong Kong. Any change in the political climate in this region may make it more difficult for us to continue operations in such region.



If   relations  between  the  United  States  and  China  worsen, investors may be unwilling to hold or buy our stock and our stock price may decrease.
-----------------------------------------------------------------

      At various times during recent years, the United States and China have had significant disagreements over political and economic issues. Controversies may arise in the future between these two countries. Any political or trade controversies between the United States and China, whether or not directly related to our business, could adversely affect the market price of our common stock.

The Chinese government could change its policies toward private enterprise or even nationalize or expropriate private enterprises, which could result in the total loss of our investment in that country.
-----------------------------------------------------------------

      Our business is subject to significant political and economic uncertainties and may be adversely affected by political, economic and social developments in China. Over the past several years, the Chinese government has pursued economic reform policies including the encouragement of private economic activity and greater economic decentralization. The Chinese government may not continue to pursue these policies or may significantly alter them to our detriment from time to time with little, if any, prior notice.


      Changes in policies, laws and regulations or in their interpretation or the imposition of confiscatory taxation, restrictions on currency conversion, restrictions or prohibitions on dividend payments to shareholders, devaluations of currency or the nationalization or other expropriation of private enterprises could have a material adverse effect on our business. Nationalization or expropriation could even result in the total loss of our investment in China and in the total loss of your investment in us.

A  lack  of adequate remedies and impartiality under the  Chinese legal system may adversely impact our ability to do business  and to enforce the agreements to which we are a party.
-----------------------------------------------------------------

      We periodically enter into agreements governed by Chinese law. Our business would be materially and adversely affected if these agreements are not respected. In the event of a dispute, enforcement of these agreements in China could be extremely difficult. Unlike the United States, China has a civil law system based on written statutes in which judicial decisions have little precedential value. The Chinese government has enacted some laws and regulations dealing with matters such as corporate organization and governance, foreign investment, commerce, taxation and trade. However, the government's experience in implementing, interpreting and enforcing these recently enacted laws and regulations is limited, and our ability to enforce commercial claims or to resolve commercial disputes is uncertain. Furthermore, enforcement of the laws and regulations may be subject to the exercise of considerable discretion by agencies of the Chinese government, and forces unrelated to the legal merits of a particular matter or dispute may influence their determination. These uncertainties could limit the protections that are available to us.


Fluctuations in exchange rates could adversely affect our results of operations and financial condition.
-----------------------------------------------------------------

      Though we use the United States dollar for financial reporting purposes, many of the transactions effected by our subsidiary AGI Logistics (HK) Ltd., are denominated in Hong Kong dollars. Although the value of Hong Kong dollar is currently linked to the United States dollar, no assurance can be given that such currencies will continue to be linked, and that if such link is terminated, the exchange rate of the Hong Kong dollar may fluctuate substantially against the United States dollar. Because we do not currently engage in hedging activities to protect against foreign currency risks and even if we chose to engage in such hedging activates, we may not be able to do so +effectively, future movements in the exchange rate of the Hong Kong dollar could have an adverse effect on our results of operations and financial condition.


We  are  dependent  on third parties for equipment  and  services essential to operate our business and we could lose customers and revenues if we fail to secure such equipment and services.
-----------------------------------------------------------------

      We rely on third parties to transport the freight we have agreed to forward. Thus our ability to forward this freight and the costs we incur in connection therewith is dependent on our ability to find shippers willing to ship such freight and at favorable prices. This in turn, depends on a number of factors beyond our control, including availability of cargo space (which depends on the season of the shipment, the shipment's transportation lane, the number of transportation providers and availability of equipment). An increase in the cost of cargo space, due to shortages in supply, increases in fuel cost or other factors, would increase our costs and reduce profits, especially, as has occurred in the past, if we are unable to pass the full amount of increased transportation costs to the customer.

      We also rely extensively on the services of independent cargo agents (who may also be providing services to our competitors) to provide various services including consolidating and deconsolidating various shipments. Although we believe our relationships with our cargo agents are satisfactory we may not be able to maintain these relationships. If we are unable to maintain these relationships or develop new relationships, our service levels, operating efficiency and future freight volumes may be adversely effected.


We may face competition from our cargo agents and employees.
------------------------------------------------------------

      Our agents and employees, some of whom are integral to maintaining and developing our relationships with certain key customers or for providing services at strategic locations, because they have had the opportunity to develop a relationship with our customers and otherwise gained important information regarding our business practices, may be able to compete with us with respect to such customer's business.


Our  business is seasonal and cyclical and our operating  results and financial condition may therefore fluctuate.
-----------------------------------------------------------------

     Our business, as is true generally in the freight forwarding industry, is seasonal; the first quarter of the calendar year has traditionally been the weakest and the third and fourth quarters have traditionally been the strongest. Significant portions of our revenues are derived from customers in industries such as apparel and hair product industries, whose shipping patterns are tied closely to consumer demand. To the extent that the principal industries we serve experience cyclical fluctuations, our operating results will be affected by such fluctuations.


No ongoing contractual relationship with our customers.
-------------------------------------------------------

     We have a very broad and varied customer base. In our fiscal year ended December 31, 2002 ("Fiscal 2002"), we transacted business with more than 2200 customers. However, our customers wish to remain flexible in choosing freight forwarders and prefer to avoid contractual commitments so that they are able to select and to change forwarders at any time on the basis of competitive rates and quality of service. Therefore, we render freight forwarding services to our customers on a transaction by transaction basis, rather than under the terms of any type of on-going contractual relationship. We have one customer that increased its business with us during Fiscal 2002 by moving some of its cargo from another agent to us. In Fiscal 2002 and for the nine (9) month period ended September 30, 2003 ("Nine Months 2003"), this customer represented more than 12% and approximately 15%, respectively, of our total revenue, but we still only handle part of the business of this customer. Although we managed to increase the business from this major client since completing the Airgate acquisition in May, 2002, there is no guarantee that we will retain this customer's business.


      Even with large customers we usually have to give rate quotations before we can secure their business. However, the rates we quote to our customers are still subject to fluctuation and must be adjusted according to changes in the market. As a result, the freight rate quotations we give to our customers are not a guarantee that they will ship or continue to ship their cargo with us. It is not unusual for a customer to ship with many different agents, sometimes because we cannot match the lowest price they have been offered on a particular day. If a customer has a large shipment, they may ask several companies for quotations at the same time and award the shipment to the company with the cheapest rate or the fastest transit time on a particular day. Therefore, although we could lose the business of a customer on one day, the next day we might be successful in obtaining other business from that same customer.


      Some of our business is with large freight forwarders who are actually our competitors. Since these companies handle customs clearance for some of our customers, we must cooperate with these competitors and bill them to obtain payment for the air or sea freight of our customers. This represents a major risk for us because these competitors are major freight forwarders handling the same routes as us, and are also likely to be continuously attempting to solicit business away from us. In order to retain our customers in such circumstances, we must attempt to provide a very high level of service.

      A portion of our business is also derived from customers that are handled by our overseas agents. This presents risks for us, since we cannot control the level of service which is provided by our overseas agents and we risk losing business as a result of problems that customers may encounter in dealing with these agents.

      It is the nature of the freight forwarding and logistics business that we must continuously seek new customers because the turnover of customers is very high and it is not common to have contracts with customers. Certain large companies who ship goods all over the world may sign contracts with freight forwarders. But, since we have only a limited number of our own offices and must rely on overseas agents in many parts of the world, we are not yet large enough to be in a position to compete for these kinds of contracts. As a result, there can be frequent changes in our customer list, and there is no assurance that we will be able to maintain our current relationship with particular customers.


Our  freight  forwarding income could be reduced by the  loss  of major customers.
-----------------------------------------------------------------

     One client accounted for 6% of our freight forwarding income for Nine Months 2003, and another two clients accounted for 13%
and 15% of our revenue for the same period, respectively. The loss of one or more of our major customers could have a material adverse effect on our freight forwarding income, business and prospects.


We  are  dependent on certain transportation providers to provide shipping  services on our behalf and the loss of  such  providers may reduce our ability to compete.
-----------------------------------------------------------------

      Three transportation providers accounted for approximately 9%, 7%, and 6%, respectively, of our shipping activities for Fiscal 2002. Because we are generally able to negotiate more favorable shipping rates as a result of shipping a greater volume of product with a limited number of transportation providers, the loss of one or more of these providers could result in an increase in our cost of freight forwarding.


If  we  choose to grow through acquisitions, we may be unable  to identify,  make and successfully integrate acquisitions adversely effecting our profitability.
-----------------------------------------------------------------

      We may choose to grow through one or more acquisitions, to maintain or improve our competitive position in the industry, which rewards economies of scale.

      Identifying, acquiring and integrating businesses requires substantial management, financial and other resources and may pose risks with respect to customer service market share and dilution of your ownership interests. Further, acquisitions involve a number of special risks, some or all of which could have a material adverse effect on our business, financial condition and results of operation. These risks include:

      *    unforeseen operating difficulties and expenditures;

      * difficulties in assimilation of acquired personnel, operations and technologies;

      * the need to manage a significantly larger and more geographically dispersed business;

      *    impairment of goodwill and other intangible assets;

      *    diversion  of  management's  attention  from   ongoing
           development   of  our  business   or  other   business
           concerns;

      *    potential loss of customers;

      * failure to retain key personnel of the acquired businesses;
           and

      * the use of our available cash, to the extent any is available.


      No assurance can be given that any acquisition will be completed, or that such acquisition will increase our earnings and not dilute to your ownership interests. If we do not grow through acquisitions and/or through internally generated growth, our competitive position may weaken due to the economies of scale (including greater pricing power) that our competitors will have. To the extent we use our common stock and other securities for acquisitions, your ownership interest in the Company will be diluted.


We may make acquisitions without shareholder approval.
------------------------------------------------------

      If we decide to make any acquisitions, we will endeavor to evaluate the risks inherent in any particular acquisition.
However, there can be no assurance that we will properly or accurately ascertain all such risks. We will have virtually unrestricted flexibility in identifying and selecting prospective acquisition candidates and in deciding if they should be acquired for cash, equity or debt, and in what combination of cash, equity and/or debt.

      We will not seek shareholder approval for any acquisitions unless required by applicable law and regulations. Our shareholders will not have an opportunity to review financial and other information on acquisition candidates prior to consummation of any acquisitions under almost all circumstances.

      Investors will be relying upon our management, upon whose judgment the investor must depend, with only limited information concerning management's specific intentions.

      There can be no assurance that we will locate any such additional acquisition candidate, successfully complete such additional acquisition, or any acquisition will perform as anticipated, will not result in significant unexpected liabilities or will ever contribute significant revenues or profits to us or that we will not lose our entire investment in any acquisition candidate.


We  manage  our  business  on  a decentralized  basis  which  may restrict  implementation of adequate business controls,  and  may limit our ability to manage our business effectively.
-----------------------------------------------------------------

      We manage our business on a decentralized basis, allowing our subsidiaries and their management to retain significant responsibility for the day-to-day operations, profitability and growth. As we grow, our management may not maintain adequate controls on inter-company disbursements for freight forwarding and customs brokerage services. In addition, our subsidiaries may be operating with management, sales and support personnel that may be insufficient to support growth in their respective operation without significant central oversight and coordination. If proper overall business controls have not been and are not implemented, a decentralized operating strategy could result in inconsistent operating and financial practices, which could materially and adversely effect our profitability.

      Because we are a holding company, we are financially dependent on receiving distributions from our subsidiaries and this could prove harmful if such distributions are not made. The ability of our subsidiaries to pay such distributions is subject to all applicable laws and other restrictions including, but not limited to, applicable tax laws. Such laws and restrictions could limit the receipt of distributions, the payment of dividends and restrict our ability to continue operations.


Our failure to develop, integrate, upgrade or replace information technology systems may result in the loss of business.
-----------------------------------------------------------------

      The battle for market share within the freight forwarding industry has traditionally been waged over price, service quality, reliability, the scope of operations and response to customer demand. Increasingly, our competitors are competing for customers based upon the flexibility and sophistication of the technologies supporting their freight forwarding services. Adequate information technology systems afforded by freight forwarders allows freight forwarding customers to manage inventories more efficiently. Many of our competitors have information systems that are significantly more sophisticated than our systems. We have only invested a minimum amount of funds on these systems and do not intend to spend significant funds on such systems in the near future. If our information technology systems are not perceived as assisting our customer's ability to conduct business efficiently, our service levels, operating efficiency and future freight volumes could decline.

If  we  fail  to comply with applicable government regulation  we could  be  subject to fines and penalties and may be required  to cease operation.
-----------------------------------------------------------------

      Our air transportation activities in the United States are subject to regulation by the Department of Transportation, as an indirect air carrier, and by the Federal Aviation Administration. Our overseas offices and agents are licensed as airfreight forwarders in their respective countries of operation. We are licensed in each of our offices as an airfreight forwarder by the International Air Transport Association. In the case of our newer offices, we have applied for such a license. We believe we are in substantial compliance with these requirements.

      We are licensed as an ocean freight forwarder by and registered as an ocean transportation intermediary with the Federal Maritime Commission ("FMC"). The FMC has established qualifications for shipping agents, including surety bonding requirements. The FMC also is responsible for the economic regulation of non-vessel operating common carriers that contract for space and sell that space to commercial shippers and other non-vessel operating common carrier operators for freight originating or terminating in the United States. To comply with these economic regulations, vessel operators and non-vessel operating common carriers are required to file tariffs which establish the rates to be charged for the movement of specified commodities into and out of the United States. The FMC has the power to enforce these regulations by assessing penalties. For ocean shipments not originating or terminating in the United States, the applicable regulations and licensing requirements typically are less stringent than in the United States. We believe we are in substantial compliance with all applicable regulations and licensing requirements in all countries in which we transact business.

      Although our current operations have not been significantly affected by compliance with current United States and foreign governmental regulations, we cannot predict what impact future regulations may have on our business. Our failure to maintain required permits or licenses, or to comply with applicable regulations, could result in substantial fines or revocation of our operating authorities.


We  incur  significant  credit risks  in  the  operation  of  our business.
-----------------------------------------------------------------

      Certain aspects of the freight forwarding industry involve significant credit risks. It is standard practice for importers on the east coast of the United States to expect freight forwarders to offer thirty (30) days credit on payment of their invoices from the time cargo has been delivered for shipment. Since the majority of our business is to the east coast of the United States, competitive conditions require that we offer thirty (30) days credit to our customers who import to the east coast of the United States. In order to avoid cash flow problems we attempt to maintain tight credit controls and avoid doing business with customers we believe may not be creditworthy. However, there is no assurance that we will be able to avoid periodic cash flow problems or that we will be able to avoid losses in the event customers to whom we have extended credit either delay their payments to us or become unable or unwilling to pay our invoices after we have completed shipment of their goods.

We  incur significant inventory risk because substantially all of our  shipping  costs  are  incurred  under  space  contracts  and guarantees.
-----------------------------------------------------------------

      Substantially all of our shipping costs are incurred under space contracts pursuant to which we agree in advance to purchase cargo space from air and sea carriers or guarantee a minimum volume of shipments per week. We are required to pay for the guarantees and for the purchase of this cargo space even if we do not have cargo from our customers to fill the space. In the past we have been able to minimize any losses from this aspect of our business by seeking to carefully gauge customer demand and the availability of goods, by conducting significant operations in Hong Kong where the demand for shipping space generally exceeds supply, and by making arrangements with other freight forwarders to absorb excess capacity. However, there is no assurance that we will be able to avoid such losses in the future as a result of being required to absorb the cost of committed space without having goods to ship on behalf of our customers.


If  our  insurance coverage is not sufficient to  cover  us  from liability  claims arising from accidents or claims, we may  incur substantial unanticipated expenses.
-----------------------------------------------------------------

      Freight that we forward may be damaged or lost during the shipping process. Furthermore, we may forward hazardous materials which may, if handled improperly, harm people and property. Though we carry $250,000 freight service liability and $250,000 third party liability insurance on every single handled shipment, respectively, claims for injuries to persons or property may exceed the amount of our coverage. There is the risk that our liability coverage could be inadequate to cover consequential losses, business interruptions, delays, misdeliveries, customs fines or penalties and uncollected freight that are limited to $250,000 for any one loss and in the aggregate in any one policy year.


        Risks Relating to Pacific and its Securities
        --------------------------------------------

The  loss  of  key personnel  may impede  our ability  to compete effectively.
-----------------------------------------------------------------

     Our success is dependent on the efforts of Alfred Lam, Scott Turner and Kaze Chan who serve as our Chairman, President and Executive Vice President, respectively. We do not maintain key person life insurance on any of these individuals. In addition, there is significant competition for qualified personnel in our industry and there can be no assurance that we will be able to continue to attract and retain the necessary personnel. We are dependent on retaining our current employees, many of whom have developed relationships with representatives of carriers and customers, relationships which are especially important in a non-asset based logistics provider such as Pacific. Loss of these relationships could have a material adverse effect on our profitability.


Control by Alfred Lam; Potential Conflict of Interests.
-------------------------------------------------------

      Alfred Lam, our Chairman of the Board, Director and Treasurer, as a practical matter, is able to nominate and cause the election of all the members of our Board of Directors, control the appointment of our officers and our day-to-day affairs and management of our Company. Mr. Lam owns approximately 66% of our issued and outstanding voting securities. As a consequence, Mr. Lam can have Pacific managed in a manner that would be in his own interests and not in the interests of the other shareholders of the Company. See "Management" and "Principal Stockholders."


You may experience difficulties in attempting to enforce liabilities based upon United States federal securities laws against AGI Logistics (HK) Ltd. and its non-United States resident directors and officers.
-----------------------------------------------------------------

     AGI Logistics (HK) Ltd., one of our significant subsidiaries is located in the Far East and its principal assets are located outside the United States. Many of our directors and executive officers are foreign citizens and do not reside in the United States. Service of Process upon such persons may be difficult to effect in the United States. It may be difficult for courts in the United States to obtain jurisdiction over these foreign assets or persons and as a result, it may be difficult or impossible for you to enforce judgments rendered against us or our directors or executive officers in the United States courts. In addition, the courts in the countries in which some of our subsidiaries are organized or where our and our subsidiaries assets are located may not permit lawsuits for the enforcement of judgments arising out of the United States (and state) securities or similar laws.


It may be difficult to effect transactions in our stock if we are delisted from AMEX.
-----------------------------------------------------------------

      Our shares of common stock have been recently listed for trading on the AMEX. There can be no assurance of the continuation of such listing. If our common stock were to be delisted from the AMEX, we could become subject to the SEC's "pennystock" rules. Broker/dealer practices in connection with transactions in pennystocks are regulated by rules adopted by the SEC, and these practices may limit the number and types of people and entities willing to invest in a "pennystock." For any transaction involving a pennystock, unless exempt, the rules require the delivery, prior to any transaction in a pennystock, of a disclosure statement prepared by the SEC relating to the pennystock market. Disclosure also has to be made about the risks of investing in pennystocks in both public offerings and in secondary trading. The pennystock rules also generally require that prior to a transaction in a pennystock, the broker/dealer make a special written determination that the pennystock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. The broker/dealer must provide the customer with current bid and offer quotations for the pennystock, the compensation of the broker/dealer and its salesperson in the transaction, and monthly account statements showing the market value of each pennystock held in the customer's account.


We  have  outstanding  options, warrants and registration  rights that  may limit our ability to obtain equity financing and  could cause us to incur expenses.
-----------------------------------------------------------------

      We have issued or are obligated to issue warrants to the Selling Shareholders in connection with a private placement offering of our securities in November 2003. In accordance with the respective terms of warrants and any options granted and that may be granted under our stock option plan or to future investors, the holders are given an opportunity to profit from a rise in the market price of our common stock, with a resulting dilution in the interests of the other shareholders. The terms on which we may obtain additional financing during the exercise periods of any outstanding warrants and options may be adversely effected by the existence of such warrants and options. The holders of options or warrants may exercise such options or warrants to purchase our common stock at a time when we might be able to obtain additional capital through offerings of securities on terms more favorable than those provided by such options or warrants. In addition, the holders of the warrants issued to the Selling Shareholders have demand and "piggyback" registration rights with respect to their securities. Exercise of such registration rights may involve substantial expense.


We  have  sold  shares below the then current  market  price  and warrants  with  a  lower exercise price than the  current  market price.
-----------------------------------------------------------------

     On November 18, 2003, in a private transaction, we agreed to sell 1,242,240 shares of our common stock at $1.61 per share, a discount of approximately 25% below the twenty day average closing price for shares of our Common Stock on the OTC Bulletin Board and to issue warrants without additional consideration to purchase 1,107,455 shares of our common stock exercisable at prices ranging from $.80 per share to $2.17 per share. The sale of securities pursuant to the private placement transaction and any future sales of our securities will dilute the percentage equity ownership of then existing owners of the shares of our common stock and may have a dilutive effect on the market price for our outstanding shares of common stock. As of December 1, 2003, we had 25,675,590 shares of our common stock issued and outstanding. Of those shares, including the shares of our common stock offered hereby, approximately 4,495,777 shares of our common stock are freely tradable. The foregoing 4,495,777 shares does not give effect to the exercise of any of our issued and outstanding warrants and options, including the warrants held by the Selling Shareholders. Also, that number does not include approximately 1,932,750 shares that were outstanding prior to our acquisition of AGI Logistics (HK) Ltd. that we believe are restricted as to resale pursuant to federal securities laws.


          [Remainder of page intentionally left blank]

                         USE OF PROCEEDS

     We will not receive any of the proceeds from the sale of the common stock offered by this Prospectus. The Selling Shareholders will receive all of the proceeds.

      We, however, will receive funds upon any exercise of the warrants held by the Selling Shareholders. If any of such warrants are exercised, we will receive the exercise price for the warrants. Any funds received upon exercise of the warrants will be applied to our working capital needs. There can be no assurance that any of the warrants will be exercised.

          [Remainder of page intentionally left blank]

                      SELLING SHAREHOLDERS

      We have agreed to register 2,199,649 shares of our common stock beneficially owned by the Selling Shareholders. These shares were acquired or will be acquired by the Selling Shareholders pursuant to a securities purchase agreement dated as of November 18, 2003 between each of the Selling Shareholders and us, and the warrants issued under the terms of that agreement.
Warrants were also issued to Rockwood, Inc., a registered broker/dealer, as part of its compensation for services rendered in connection with the stock purchase agreement. Also, on November 18, 2003, we issued warrants to Duncan Capital LLC, an investment banking firm who advised us in connection with the stock purchase agreement and to Strategic Growth International, Inc., a public relations firm in consideration for public relations services to be performed. All warrants expire in November 2008. The shares of common stock beneficially owned by each of the Selling Shareholders are being registered to permit public secondary trading of these shares, and the Selling Shareholders may offer these shares for resale from time to time. See "Plan of Distribution."


      The following table sets forth the names of the Selling Shareholders, the number of shares of common stock owned beneficially by each Selling Shareholder as of January 1, 2003 and the number of shares that may be offered pursuant to this Prospectus. Except as identified in the footnotes to the table, none of the Selling Shareholders has, or within the past three years has had, any position, office or material relationship with us or any of our predecessors or affiliates. The table has been prepared based upon information furnished to us by or on behalf of the Selling Shareholders.

      The Selling Shareholders may decide to sell all, some, or none of the shares of common stock listed below. We cannot provide you with any estimate of the number of shares of common stock that any of the Selling Shareholders will hold in the future.

       For purposes of this table, beneficial ownership is determined in accordance with the rules of the SEC, and includes voting power and investment power with respect to such shares.

      As  explained below under "Plan of Distribution,"  we  have agreed to bear certain expenses (other than broker discounts  and
commissions,   if  any)  in  connection  with  the   registration
statement, which includes this Prospectus.

                  [Table follows on next page]

-----------------------------------------------------------------------------------------------------------
                                                                          Number of
                               Shares Beneficially      Number of      Shares Offered    Shares Benefically
                                 Owned Prior to      Shares Subject       by this         owned After the
Selling Shareholder               Offering(2)        to Warrants(3)      Prospectus         Offering(4)
-----------------------------------------------------------------------------------------------------------
                               Number     Percent                                        Number     Percent
                               ------     -------                                        ------     -------
                                                                                         <C
-----------------------------------------------------------------------------------------------------------

Max Communications, Inc. (1)   93,168        *          31,056            93,168            0           *
-----------------------------------------------------------------------------------------------------------

Castle Creek Technology
  Partners LLC (1)            232,920        *          77,640            232,920           0           *
-----------------------------------------------------------------------------------------------------------

Stonestreet Limited
  Partnership (1)             186,336        *          62,112            186,336           0           *
-----------------------------------------------------------------------------------------------------------

Gamma Opportunity
  Capital Partners, LP (1)     93,168        *          31,056             93,168           0           *
-----------------------------------------------------------------------------------------------------------

Alpha Capital A.G. (1)         93,168        *          31,056             93,168           0           *
-----------------------------------------------------------------------------------------------------------

Otape Investments LLC (1)     186,336        *          62,112            186,336           0           *
-----------------------------------------------------------------------------------------------------------

Bristol Investment Fund,
  Ltd.(1)                      279,504      1.1         93,168            279,504           0           *
-----------------------------------------------------------------------------------------------------------

Polaris Partners, LP (1)       139,752       *          46,584            139,752           0           *
-----------------------------------------------------------------------------------------------------------

Insiders Trend Fund, LP (1)    116,460       *          38,820            116,460           0           *
-----------------------------------------------------------------------------------------------------------

Leo E. Mindel, Non-GST
  Exempt Family Trust II (1)   116,460       *          38,820            116,460           0           *
-----------------------------------------------------------------------------------------------------------

Cornell Capital (1)             93,168       *          31,056            93,168            0           *
-----------------------------------------------------------------------------------------------------------

Whalehaven Fund
  Limited (1)                   93,168       *          31,056            93,168            0           *
-----------------------------------------------------------------------------------------------------------

Greenwich Growth Fund
  Limited (1)                   93,168       *          31,056            93,168            0           *
-----------------------------------------------------------------------------------------------------------

Bridges & Pipes, LLC (1)        46,584       *          15,528            46,584            0           *
-----------------------------------------------------------------------------------------------------------

Duncan Capital, LLC (5)        100,000       *         100,000           100,000            0           *
-----------------------------------------------------------------------------------------------------------

Rockwood, Inc. (6)             186,335       *         186,335           186,335            0           *
-----------------------------------------------------------------------------------------------------------

Strategic Growth
  International, Inc. (7)       50,000       *          50,000            50,000            0           *

-----------------------------------------------------------------------------------------------------------

Footnotes appear on following page

Footnotes from previous page

-------------------
*  Less than one percent.

(1) Includes all shares to be issued pursuant to a stock purchase agreement dated as of November 18, 2003, including those shares of common stock subject to the respective Selling Shareholder's warrants one-half of said warrants are exercisable at $2.17 per share and the balance are exercisable at $1.61 per share.

(2) Percentage is based upon 25,675,590 shares of common stock outstanding on December 1, 2003 (including all shares to be issued pursuant to a stock purchase agreement dated as of November 18, 2003) plus the shares of common stock subject to the respective Selling Shareholder's warrants.

(3) Shares issuable upon exercise of warrants. The actual number of shares of common stock issuable upon exercise of the warrants is subject to certain anti-dilution adjustments.

(4) Assumes the sale of all shares that may be sold in the offering.

(5) One-half of the warrants issued to Duncan Capital, LLC are exercisable at $0.80 per share with the balance exercisable at $1.20 per share. Michael Crow and Dan Purjes are the managing members of Duncan Capital, LLC, with voting and dispositive power over the shares being offered by Duncan Capital, LLC.

(6) The warrants issued to Rockwood, Inc. are exercisable at $1.93 per share.


(7)  The  warrants issued to Strategic Growth International, Inc.
     are exercisable at $1.20 per share.


                      PLAN OF DISTRIBUTION
                      --------------------

       The Selling Shareholders and any of their pledgees, assignees, and successors-in-interest (including distributees) may, from time to time, sell any or all of their shares of common stock of Pacific offered hereby on any stock exchange, market or trading facility on which such shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Shareholders may use any one or more of, or a combination of, the following methods when selling shares:

       * ordinary brokerage transactions and transactions in which a broker/dealer solicits purchasers;

       * block trades in which a broker/dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

       * purchases by a broker/dealer as principal and resale by the broker/dealer for its account;

       * an exchange distribution in accordance with the rules of the applicable exchange;

       *    privately negotiated transactions;

       *    settlement of short sales;

       *    broker/dealers    may   agree   with   the    Selling
            Shareholders to sell a specified number of such shares at a stipulated price per share;

       *    a combination of any such methods of sale; and

       * any other method permitted pursuant to applicable law.

     The Selling Shareholders also may sell shares under Rule 144 under the Securities Act, if available, rather than under this Prospectus.

      Broker/dealers engaged by the Selling Shareholders may arrange for other broker/dealers to participate in sales. Broker/dealers may receive commissions or discounts from the selling shareholders (or, if any broker/dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The Selling Shareholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.


      The Selling Shareholders may from time to time pledge or grant a security interest in some or all of the shares or warrants or shares of common stock issuable upon exercise of warrants owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this Prospectus, or under an amendment to this Prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of Selling Shareholders to include the pledgee, transferee or other successors in interest as Selling Shareholders under this Prospectus.


      The Selling Shareholders and any broker/dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker/dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Selling Shareholders have informed the Company that they do not have any agreement or understanding, directly or indirectly, with any persons to distribute the common stock.

     We are required to pay all fees and expenses incident to the registration of the shares. We have agreed to indemnify the Selling Shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

      UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (THE "EXCHANGE ACT"), ANY PERSON ENGAGED IN THE DISTRIBUTION OF THE SHARES OF COMMON STOCK MAY NOT SIMULTANEOUSLY ENGAGE IN MARKET-MAKING ACTIVITIES WITH RESPECT TO THE COMMON STOCK FOR FIVE (5) BUSINESS DAYS PRIOR TO THE START OF THE DISTRIBUTION. IN ADDITION, EACH SELLING SHAREHOLDER AND ANY OTHER PERSON PARTICIPATING IN A DISTRIBUTION WILL BE SUBJECT TO THE EXCHANGE ACT, WHICH MAY LIMIT THE TIMING OF PURCHASES AND SALES OF COMMON STOCK BY THE SELLING SHAREHOLDER OR ANY SUCH OTHER PERSON.


                         LEGAL MATTERS
                         -------------

     The validity of our shares of common stock being offered by this prospectus are being passed upon for us by Gusrae, Kaplan &
Bruno, PLLC, 120 Wall Street, New York, New York 10005


                             EXPERTS
                             -------

     The financial statements of Pacific CMA, Inc., which covered the balance sheet as of December 31, 2002 and 2001, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 2002 included in this Prospectus are reliant on the report of Moores Rowland Mazars, independent certified public accountants, given on the authority of that firm as experts in auditing.


               WHERE CAN YOU FIND MORE INFORMATION
               -----------------------------------

      We are subject to the reporting requirements of the Securities Exchange Act of 1934 and, as a result, we file annual, quarterly, and special reports, proxy and information statements, and other information with the SEC. You may read, without charge, or copy, at prescribed rates, any document that Pacific CMA, Inc. files with the Commission at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20594 and at its regional offices located at 233 Broadway, New York, New York 10279 and at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois. Please call the SEC at 1-800-732-0330 for further information on the public reference rooms and their copy charges. Pacific's electronic filings with the SEC also are available to the public over the Internet at a World Wide Web Site maintained by the SEC at http://www.sec.gov. We also maintain web sites at http://www.PacificCMA.com, www.agihk.com and www.airgatecorp.com. The information on our web site is not part of this Prospectus.

      We have filed a registration statement on Form S-3 with the SEC under the Securities Act of 1933 covering the common stock offered by this Prospectus. This Prospectus, which is part of the registration statement, does not contain all the information included in the registration statement. Some information has been omitted in accordance with the rules and regulations of the SEC. For further information, please refer to the registration statement and the exhibits and schedules filed with it. This Prospectus summarizes material provisions of contracts and other documents to which we refer you. Since the Prospectus may not contain all the information that you may find important, you should review the full text of these documents for a more complete understanding of the document or the matter involved. We have included copies of these documents as exhibits to the registration statement and each statement in this Prospectus regarding any such document is qualified in its entirety by reference to the actual document. A copy of the full registration statement may be obtained from the SEC as indicated above or from us.


               DOCUMENTS INCORPORATED BY REFERENCE
               -----------------------------------

      The SEC allows us to "incorporate by reference" into this Prospectus some information in documents that are filed by Pacific with the SEC. This means we can disclose important information to you by referring to another document filed separately with the SEC. Any information that we incorporate by reference is considered part of this Prospectus. The following documents previously filed with the Commission by Pacific (SEC File No. 000-27653) are hereby incorporated by reference in this Prospectus and made a part hereof:

      * Our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002, filed with the SEC on April
          10, 2003, as amended by our Form 10-KSB/A, filed with the SEC on June 17, 2003.

      * Our Quarterly Reports on Form 10-QSB for the quarters ended:

          -    March 31, 2003,  filed  with  the SEC  on  May 14,
               2003, as amended by our two Forms 10-QSB/A, filed with the SEC on June 17, 2003 and July 22, 2003.

          -    June 30, 2003,  filed  with the  SEC on August 14,
               2003.

          -    September 30, 2003, filed with the SEC on November
               17, 2003.

      * Our Current Reports on Form 8-K and 8-K/A, filed with the SEC on the following dates:

          -    June 19, 2003
          -    July 15, 2003
          -    August 26, 2003
          -    November 17, 2003 (two such filings)
          -    November 18, 2003
          -    November 19, 2003
          -    December 4, 2003

      *   Our  definitive  Proxy  Statement  for  a 2002  Special
          Meeting of Shareholders,  filed with the SEC on October
          10, 2003.

      * The description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on December 2, 2003 (SEC File No. 001-31915), and any additional amendments or reports filed for the purpose of updating, on which otherwise updated, such description.

      We also incorporate by reference all documents filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this Prospectus and prior to the termination of this offering. Any information incorporated by reference this way will automatically be deemed to updater and supercede any information previously disclosed in this Prospectus or in an earlier filed document also incorporated by reference in this Prospectus.


      You may request a copy of any or all documents which are incorporated by reference to this Prospectus and we will provide it to you at no cost. You may make your request for copies of the information in writing or by telephone. Requests for copies should be directed to Pacific CMA, Inc., Attention: Henrik M. Christensen, Telephone: (212) 247-0049.


            COMMISSION'S POSITION ON INDEMNIFICATION

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and persons controlling Pacific pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

          [Remainder of page intentionally left blank]

                        2,199,695 SHARES

                        PACIFIC CMA, INC.

                          COMMON STOCK



=====================================================================


                        TABLE OF CONTENTS

                                                                 Page
                                                                 ----

A NOTE ABOUT FORWARD-LOOKING STATEMENTS..........................  3
PROSPECTUS SUMMARY...............................................  4
RISK FACTORS.....................................................  9
USE OF PROCEEDS.................................................. 20
SELLING SHAREHOLDERS............................................. 21
PLAN OF DISTRIBUTION............................................. 23
LEGAL MATTERS.................................................... 25
EXPERT........................................................... 25
WHERE CAN YOU FIND MORE INFORMATION.............................. 25
DOCUMENTS INCORPORATED BY REFERENCE.............................. 26
COMMISSION'S POSITION ON INDEMNIFICATION......................... 27



====================================================================



                      -------------------

                           PROSPECTUS

                      -------------------






                       January 9, 2004
                As amended on January __, 2004

                             PART II
                             -------

             INFORMATION NOT REQUIRED IN PROSPECTUS
             --------------------------------------


Item 14.  Other Expenses of Issuance and Distribution

     The following table sets forth the estimated costs and expenses expected to be payable by the Company in connection with the sale and distribution of the common stock registered hereby. All amounts are estimates, except the SEC registration fees and the additional listing fees.


     SEC Registration Fee....................$   441.96
     Registration and Transfer Agent Fee(1)..$ 1,000.00
     Accounting Fees and Expenses............$ 5,000.00
     Legal Fees and Expenses(1)..............$15,000.00
     Printing and Expenses(1)................$ 3,000.00
     Miscellaneous(1)........................$ 2,058.04
                                             ----------
                         Total(1)............$26,500.00
                                             ==========
(1)  Estimated.



     Selling  Shareholders  shall  bear  the cost of any  selling
commissions,   brokerage  fees,  or  transfer  taxes  payable  in
connection with their sale of the common stock registered hereby.


Item 15.  Indemnification of Directors and Officers

     Article Seventh (C) of the Articles of Incorporation of Pacific CMA, Inc., incorporated by reference herein as Exhibit 3.1, provides for the indemnification of Pacific CMA, Inc.'s officers and directors to the full extent permitted by Colorado law.


      The officers and directors are indemnified under various provisions of the Colorado Business Corporation Act, which provide for the indemnification of officers and directors and other persons against expenses, judgments, fines and amounts paid in settlement in connection with threatened, pending or completed suits or proceedings against such persons by reason of serving or having served as officers, directors or in other capacities, except in relation to matters with respect to which such persons shall be determined not to have acted in good faith and in the best interests of Pacific CMA, Inc. With respect to matters as to which Pacific CMA, Inc.'s officers and directors and others are determined to be liable for misconduct or negligence, including gross negligence, in the performance of their duties to Pacific CMA, Inc., Colorado law provides for indemnification only to the extent that the court in which the action or suit is brought determines that such person is fairly and reasonably entitled to indemnification for which the court deems proper.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act") may be permitted to officers, directors or persons controlling Pacific CMA, Inc., pursuant to the foregoing, Pacific CMA, Inc. has been informed that in the opinion of the United States Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable.

      In accordance with the laws of the State of Colorado, Pacific CMA, Inc.'s By-laws authorize indemnification of a director, officer, employee or agent of Pacific CMA, Inc. for expenses incurred in connection with any action, suit, or proceeding to which he is named a party by reason of his having acted or served in such capacity, except for liabilities arising from his own misconduct or negligence in performance of his duty. In addition, even a director officer, employee, or agent of Pacific CMA, Inc. who was found liable for misconduct or negligence in the performance of his duty may obtain such indemnification if, in view of all the circumstances in the case, a court of competent jurisdiction determines such person is fairly and reasonably entitled to indemnification. Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers, or persons controlling the issuing company in accordance with the foregoing provisions, Pacific CMA, Inc. has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.


Item 16.  Exhibits

Exhibit Number and Document

3.1 Articles of Incorporation (incorporated by reference from Registration Statement on Form 10-SB filed with the SEC on October 14, 1999).

3.2       By-laws  (incorporated by reference  from  Registration
          Statement  on  Form  10-SB  filed  with  the   SEC   on
          October 14, 1999).

3.3       Amendment to Articles of Incorporation (incorporated by
          reference   from   Amendment  No.  2  to   Registration
          Statement on Form SB-2 filed with the SEC on  March  3,
          2003).

4.1 Specimen Common Stock Certificate (incorporated by reference from Registration Statement on Form 10-SB filed with the SEC on October 14, 1999).

5.1       Opinion of Gusrae, Kaplan & Bruno, PLLC. (1)

10.1 Stock Purchase Agreement dated April 30, 2002, by and among Pacific CMA International, LLC, Pacific CMA, Inc., Airgate International Corp, Thomas Zambuto and Scott Turner (incorporated by reference to the corresponding Exhibit filed with the SEC on or about May 14, 2002 on Form 8-K).

10.2      Promissory Note dated April 30, 2002, in favor of Scott
          Turner  (incorporated by reference to the corresponding
          Exhibit filed with the SEC on or about May 14, 2002 on Form 8-K).

10.3      Promissory  Note  dated April 30,  2002,  in  favor  of
          Thomas  Zambuto  (incorporated  by  reference  to   the
          corresponding Exhibit filed with the SEC  on  or  about
          May 14, 2002 on Form 8-K).

10.4 Pledge Agreement dated April 30, 2002, between Scott Turner as Pledgee, Pacific CMA International, LLC, as Pledgor, and Robinson Brog Leinwand Greene Genovese & Gluck, P.C. as Pledgeholder (incorporated by reference to corresponding Exhibit filed with the SEC on or about May 14, 2002 on Form 8-K).

10.5 Pledge Agreement dated April 30, 2002, between Thomas Zambuto as Pledgee, Pacific CMA International, LLC, as Pledgor, and Robinson Brog Leinwand Greene Genovese & Gluck, P.C. as Pledgeholder (incorporated by reference to the corresponding Exhibit filed with the SEC on or about May 14, 2002 on Form 8-K).

10.6      Guaranty  by  Pacific  CMA, Inc.,  in  favor  of  Scott
          Turner, dated April 30, 2002 (incorporated by reference to corresponding Exhibit filed with the SEC on or about
          May 14, 2002 on Form 8-K).

10.7      Guaranty  by  Pacific CMA, Inc.,  in  favor  of  Thomas
          Zambuto,   dated   April  30,  2002  (incorporated   by
          reference to corresponding Exhibit filed with the SEC on or about May 14, 2002 on Form 8-K).

10.8 Escrow Agreement dated April 30, 2002, between Thomas Zambuto and Scott Turner as Seller, Pacific CMA International, LLC, as Purchaser, and Robinson Brog Leinwand Greene Genovese & Gluck, P.C., as Escrow Agent (incorporated by reference to corresponding Exhibit filed with the SEC on or about May 14, 2002 on Form 8-K).

10.9      Employment Agreement of Scott Turner, dated  April  30,
          2002   (incorporated  by  reference  to   corresponding
          Exhibit filed with the SEC on or about May 14, 2002 on Form 8K).

10.10     2000  Stock  Plan (incorporated by reference  filed  as
          Exhibit 4.1 filed with the SEC on or about December 5, 2000 in a Form S-8 Registration Statement.

10.11     Form   of   Stock  Grant  Agreement  (incorporated   by
          reference to Exhibit 4.2 filed with the SEC on or about
          December 5, 2000 in a Form S-8 Registration Statement.


10.12 A   Mutual Release and Termination Agreement dated December
          19, 2003 (but not fully executed until January 9, 2004)
          among    Duncan   Capital   LLC,    Stragetic    Growth
          International, Inc. and Pacific CMA, Inc. *

10.12 B   Amendment, dated January 16, 2004 to the Mutual Release
          and   Termination   Agreement  dated  December 19, 2003
          (filed as Exhibit 10.12A hereto) *

10.14     Warrants  to  purchase common stock issued  by  Pacific
          CMA,  Inc.  to  Rockwood,  Inc.  as  compensation   for
          services rendered in connection with the November  2003
          private placement offering. (1)

10.15     Form  of  Securities Purchase Agreement by and  between
          Pacific CMA, Inc. and each of the buyers in the November 2003 private placement offering. (1)

10.16     Form  of  Registration Rights Agreement by and  between
          Pacific CMA, Inc. and each of the buyers in the November 2003 private placement offering. (1)

10.17 A&B Warrants  issued to Duncan Capital, LLC by Pacific CMA,
          Inc., dated as of November 18, 2003. (1)

10.18     Warrants  issued  to Strategic Growth International  by
          Pacific CMA, Inc., dated as of November 18, 2003. (1)

23.1      Consent of Moores Rowland Mazars, Chartered Accountant,
          Certified Public Accountant, Hong Kong. *

23.3      Consent  of  Gusrae, Kaplan & Bruno, PLLC  (included in
          Exhibit 5.1). (1)

24.1      Powers  of  Attorney  (contained  on Signature Page  of
          initial   filing  of  this  Registration  Statement  on
          December 15, 2003).
______________

 *   Filed herewith.

(1) Filed with initial filing of this Registration Statement on December 15, 2003.


Item 17.  Undertakings

     The undersigned Registrant hereby undertakes:


      (1)  To file, during the period in which it offers or sells
securities,  a  post-effective  amendment  to  the   registration
statement;

          (i)  To    include    any   prospectus   required    by
               Section 10(a)(3) of the Securities Act of 1933;

          (ii) Reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

         (iii) Include   any   additional  or  changed   material
               information on the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (A)(1)(i) and
               (A)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

      (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be deemed to be the initial bona fide offering thereof;

      (3)   File  a  post-effective  amendment  to  remove   from
registration any of the securities that remain unsold at the end of the offering;

      (4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registration in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue; and

      (5) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to the be the initial bona fide offering thereof.

                           SIGNATURES
                           ----------

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong on the 26th day of January, 2004.

                                   PACIFIC CMA, INC.


                                   By:  /s/Alfred Lam
                                      ---------------------------
                                        Alfred Lam
                                        Chairman of the Board  of
                                        Directors


               POWERS OF ATTORNEY AND SIGNATORIES
               ----------------------------------

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                   TITLE                                 DATE
---------                   -----                                 ----

/s/Alfred Lam               Chairman of the Board of Directors    January 26, 2004
-------------------------     (Principal Executive Officer)
Alfred Lam


/s/Daisy Law                Chief Accountant                      January 26, 2004
-------------------------   (Principal Financial and
Daisy Law                      Accounting Officer)


/s/Scott Turner             Director                              January 26, 2004
-------------------------
Scott Turner


SIGNATURE                   TITLE                                 DATE
---------                   -----                                 ----

                            Director                              January __, 2004
-------------------------
Henrik M. Christensen


/s/ Louisa Chan             Director                              January 26, 2004
-------------------------
Louisa Chan


/s/Kaze Chan                Director                              January 26, 2004
-------------------------
Kaze Chan


/s/Tan Kay Hock             Director                              January 26, 2004
-------------------------
Tan Kay Hock


/s/ Kim E. Petersen         Director                              January 26, 2004
-------------------------
Kim E. Petersen

/s/Liu Kwong Sang           Director                              January 26, 2004
-------------------------
Liu Kwong Sang
